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                                                                     EXHIBIT 1.1

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                             PROCOM TECHNOLOGY, INC.

                           (a California corporation)







                           PLACEMENT AGENCY AGREEMENT







Dated: February 28, 2001



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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
PLACEMENT AGENCY AGREEMENT..................................................   1

SECTION 1. Representations and Warranties...................................   2
      (a)  Representations and Warranties by the Company....................   2
           (i)      Compliance with Registration Requirements...............   2
           (ii)     Incorporated Documents..................................   3
           (iii)    Independent Accountants.................................   3
           (iv)     Financial Statements....................................   3
           (v)      No Material Adverse Change in Business..................   3
           (vi)     Good Standing of the Company............................   4
           (vii)    Good Standing of Subsidiaries...........................   4
           (viii)   Capitalization..........................................   4
           (ix)     Authorization of Agreement..............................   4
           (x)      Authorization and Description of Securities.............   5
           (xi)     Absence of Defaults and Conflicts.......................   5
           (xii)    Absence of Labor Dispute................................   5
           (xiii)   Absence of Proceedings..................................   5
           (xiv)    Accuracy of Exhibits....................................   6
           (xv)     Possession of Intellectual Property.....................   6
           (xvi)    Absence of Further Requirements.........................   6
           (xvii)   No Other Sales..........................................   6
           (xviii)  Possession of Licenses and Permits......................   6
           (xix)    Title to Property.......................................   7
           (xx)     Compliance with Cuba Act................................   7
           (xxi)    Environmental Laws......................................   7
       (b) Officers' Certificates...........................................   8

SECTION 2. Appointment of Placement Agent; Fees; Rights of First Refusal....   8
       (a) Appointment of Placement Agent...................................   8
       (b) Fees.............................................................   8
       (c) Right of First Refusal - Business Combination....................   8
       (d) Right of First Refusal - Subsequent Offering.....................   9
       (e) Subsequent Sale or Business Combination..........................   9
       (f) Escrow...........................................................   9
       (g) Closing..........................................................   9

SECTION 3. Covenants of the Company.........................................  10
       (a) Compliance with Securities Regulations and Commission Requests...  10
       (b) Filing of Amendments.............................................  10
       (c) Delivery of Registration Statements..............................  10
       (d) Delivery of Prospectuses.........................................  10
       (e) Continued Compliance with Securities Laws........................  11
       (f) Blue Sky Qualifications..........................................  11
       (g) Rule 158.........................................................  11
       (h) Use of Proceeds..................................................  11
       (i) Listing..........................................................  11
       (j) Reporting Requirements...........................................  12
       (k) Closing Documents................................................  12


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                         TABLE OF CONTENTS (Continued)

                                                                            PAGE
                                                                            ----
SECTION 4.   Payment of Expenses............................................  12

SECTION 5. Conditions of Placement Agent's Obligations......................  12
       (a) Effectiveness of Registration Statement..........................  13
       (b) Opinion of Counsel for Company...................................  13
       (c) Opinion of Counsel for Placement Agent...........................  13
       (d) Officers' Certificate............................................  13
       (e) Accountant's Comfort Letter......................................  13
       (f) Bring-down Comfort Letter........................................  14
       (g) Approval of Listing..............................................  14
       (h) No Objection.....................................................  14
       (i) Additional Documents.............................................  14

SECTION 6. Indemnification..................................................  14
       (a) Indemnification of Placement Agent...............................  14
       (b) Indemnification of Company, Directors and Officers...............  15
       (c) Actions against Parties; Notification............................  15
       (d) Settlement without Consent if Failure to Reimburse...............  16

SECTION 7. Contribution.....................................................  16

SECTION 8. Representations, Warranties and Agreements to Survive Delivery...  17

SECTION 9. Termination of Agreement.........................................  18
       (a) Termination; General.............................................  18
       (b) Liabilities......................................................  18
       (c) Loss of Rights of First Refusal..................................  18

SECTION 10. Notices.........................................................  18

SECTION 11. Parties.........................................................  18

SECTION 12. Governing Law and Time..........................................  18

SECTION 13. Effect of Headings..............................................  19

SCHEDULE
         Schedule A - List of Subsidiaries...............................Sch A-1

EXHIBITS
         Exhibit A - Form of Opinion of Company's Counsel................... A-1
         Exhibit B - Form of Opinion of Placement Agent's Counsel........... B-1


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                           PLACEMENT AGENCY AGREEMENT

                                                               February 28, 2001


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
  as Placement Agent
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

        Procom Technology, Inc. (the "Company") confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Placement Agent") with respect to the issue and sale by the Company and the placement by the Placement Agent of up to $35,000,000 of Common Stock, par value $.01 per share, of the Company ("Common Stock"), subject to such adjustment as may be agreed by the Company and the Placement Agent. The shares of Common Stock to be placed by the Placement Agent are hereinafter called the "Securities."

        The Company understands that the Placement Agent proposes to obtain indications of interest from institutional investors and/or strategic investors to purchase the Securities as and when the Placement Agent deems advisable. The parties intend that one or more of these investors (the "Investors") will purchase the Securities from the Company on terms to be set forth in a purchase or subscription agreement (the "Subscription Agreement") between the Investors and the Company. The Company shall have the right to reject any proposed purchaser of Securities.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-_____) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Immediately upon the contemplated pricing of the Securities, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became




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effective and including the Rule 430A Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Placement Agent for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

        SECTION 1. Representations and Warranties.

        (a) Representations and Warranties by the Company. The Company represents and warrants to the Placement Agent as of the date hereof and as of the Closing Time referred to in Section 2(g) hereof, and agrees with the Placement Agent, as follows:

            (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time,




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        included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Placement Agent expressly for use in the Registration Statement or Prospectus.

            Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Placement Agent for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedule included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

            (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedule and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedule included in the Registration Statement presents fairly in accordance with GAAP the information required to be stated therein. The selected financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

            (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition,




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        financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

            (vii) Good Standing of Subsidiaries. Each of Procom Technology FSC, Megabyte Computerhandels AG, Invincible Technology Acquisition Corp., Procom AG, Procom SPA, Procom Technology, UK and Scofima Software S.r.l. has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule A hereto and no subsidiary of the Company other than Megabyte Computerhandels AG is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X.

            (viii) Capitalization. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

            (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.





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            (x) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale and, when issued and delivered by the Company against payment of the consideration therefor, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

            (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the Subscription Agreement, the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

            (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.



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            (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the Subscription Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

            (xv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

            (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities or the consummation of the transactions contemplated by this Agreement or the Subscription Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

            (xvii) No Other Sales. The Company has not and will not, directly or indirectly (except through the Placement Agent) sell or offer, or solicit any offer to buy, or otherwise negotiate in respect of, the Securities.

            (xviii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them;




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        the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (xix) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

            (xx) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as
        Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

            (xxi) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.



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        (b) Officers' Certificates. Any certificate signed by any officer of the
Company or any of its subsidiaries delivered to counsel for the Placement Agent shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

        SECTION 2. Appointment of Placement Agent; Fees; Rights of First
Refusal.

        (a) Appointment of Placement Agent. The Placement Agent will act as exclusive placement agent for the Company in the placement of the Securities. The Placement Agent will seek to complete the placement on a reasonable best efforts basis, acting as the Company's agent and not as a principal in the sale and placement of the Securities. The Placement Agent may separately engage, at its own expense and with the prior approval of the Company, sub-agents as it may deem necessary or appropriate.

        (b) Fees. The Company shall pay the Placement Agent for its services a fee (the "Placement Fee"), equal to 6.5% of the aggregate purchase price of Securities sold, payable at the Closing Time.

        (c) Right of First Refusal - Business Combination. In the event that, during the period beginning on January 18, 2001 and ending 12 months after the earlier of the final closing of a sale of Securities or the termination of this Agreement pursuant to Section 9 hereof (the "Covered Period"), the Company decides to pursue a Business Combination (in lieu of or in addition to the placement of the Securities), the Placement Agent shall have the right, but not the obligation, to act as exclusive financial advisor to the Company in connection with such Business Combination on terms customarily established by major investment banking firms for similar services in similar circumstances at such time, which shall be set forth in an engagement letter to be mutually agreed on between the Company and the Placement Agent. "Business Combination" means, whether effected in one transaction or a series of transactions, (a) any merger, consolidation, reorganization or other business combination involving the Company in which the shareholders of the Company immediately prior to the transaction cease to own at least a majority of the voting power of the Company or the surviving entity in that transaction, including, without limitation, any joint venture, (b) the acquisition, directly or indirectly, by one or more Purchasers of more than 30% of the then outstanding capital stock of the Company, (c) the acquisition, directly or indirectly, by one or more Purchasers of all or a substantial portion of the assets of, or of any right to all or a substantial portion of the revenues or income of, the Company by way of a negotiated purchase, lease, license, exchange, joint venture or other means, or
(d) the acquisition, directly or indirectly, by one or more parties to a Business Combination of control of the Company otherwise than through the acquisition of the Company's capital stock; provided that "Business Combination" shall not include any transaction having a transaction value of less than $50,000,000. Further, with respect to any Business Combination, it is specifically agreed that any fees paid or payable to any other financial advisor engaged by the Company will be the sole obligation of the Company and shall have no effect on any fees that may be paid to the Placement Agent.

        (d) Right of First Refusal - Subsequent Offering. The Placement Agent shall, during the Covered Period, have the right, but not the obligation, to act as sole book-running lead manager or exclusive placement agent, as the case may be, for any public or private offering of equity or debt securities undertaken by the Company or any of its subsidiaries (on terms customarily established by major investment banks for such transactions in similar circumstances at such time) other than an offering by the Company to Montrose Investments Ltd. pursuant to any right of first refusal that it has pursuant to that certain Securities Purchase Agreement dated as of October 31, 2000, between the Company and Montrose Investments Ltd.

        (e) Subsequent Sale or Business Combination. If, at any time during the Covered Period, the Company or any of its affiliates sells Common Stock, or any equity interest substantially similar to the Securities, to any party contacted or proposed to be contacted by the Placement Agent during its engagement hereunder (so long as that party (i) purchases any Securities or (ii) is identified to the Company in writing in lists provided by the Placement Agent to the Company (y) at least monthly through the period ending ten business days after the earlier of the final closing of a sale of Securities or the termination of this Agreement pursuant to Section 9 hereof and (z) prior to the date that the Company or its affiliate closes the applicable transaction), the Company shall pay to the Placement Agent the Placement Fee with respect to such transaction, calculated in accordance with Section 2(b) hereof). If, at any time during the Covered Period, a Business Combination is consummated with any party contacted or proposed to be contacted by the Placement Agent during its engagement hereunder (subject to the condition in the earlier parenthetical in this paragraph), the Company shall pay to the Placement Agent fees customarily established by major investment banking firms for similar services in similar circumstances at such time.

        (f) Escrow. The Placement Agent and the Company will arrange for the deposit of all funds received from the Investors for the purchase of the Securities into an escrow account to be established by the Company (the "Escrow") with a nationally recognized bank or trust company acting as the escrow agent ("Escrow Agent") as selected by the Company, subject to the approval of the Placement Agent, which approval will not be unreasonably withheld.

        (g) Closing. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of O'Melveny and Myers LLP, 610 Newport Center Drive, Newport Beach, California 92660 or at such other place as shall be agreed upon by the Investors and the Company, at 7:00 A.M. (California time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date the Registration Statement is declared effective, or such other time not later than ten business days after such date as shall be agreed upon by the Investors and the Company (such time and date of payment and delivery being herein called "Closing Time"). The Placement Agent and the Company will provide such joint escrow instructions (the "Escrow Instructions") to the Escrow Agent as necessary and appropriate to effect the release at the Closing Time from Escrow to the Company of the purchase price for the Securities.

        SECTION 3. Covenants of the Company. The Company covenants with the Placement Agent as follows:

        (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Placement Agent immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b) Filing of Amendments. The Company will give the Placement Agent notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Placement Agent with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Placement Agent or counsel for the Placement Agent shall object.

        (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Placement Agent and counsel for the Placement Agent, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Placement Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (d) Delivery of Prospectuses. The Company has delivered to the Placement Agent, without charge, as many copies of each preliminary prospectus as the Placement Agent reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Placement Agent, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Placement Agent may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Placement Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Placement Agent or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to an Investor, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Placement Agent such number of copies of such amendment or supplement as the Placement Agent may reasonably request.

        (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Placement Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Placement Agent may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

        (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

        (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

        (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies quotations for which are reported by the Nasdaq National Market.

        (j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

        (k) Closing Documents. The Company will cause the Subscription Agreement to provide that the Placement Agent shall be a third party beneficiary of the representations of the Investors therein, and such representations shall be reasonably acceptable to the Placement Agent. The Company will deliver, or cause to be delivered, to the Placement Agent a copy of each document delivered to any Investor at the Closing Time and will cause each counsel who is furnishing an opinion to an Investor and each independent public accountant who is furnishing an accountant's letter to an investor to address it to the Placement Agent (or to furnish the Placement Agent with a letter stating that it may rely on such opinion or letter as though it were addressed to the Placement Agent).

        SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the offering, issuance and sale of the Securities and the performance of its obligations under this Agreement, whether or not the transactions contemplated by this Agreement are consummated, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation and delivery to the Investors of the Subscription Agreement, the preparation and delivery to the Escrow Agent of the Escrow Instructions and the preparation and delivery of such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Investors, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof,
(vi) the printing and delivery to the Placement Agent of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Placement Agent of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Escrow Agent and any transfer agent or registrar for the Securities; (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Placement Agent in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities; (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market; and (xi) the Placement Agent's reasonable documented expenses incurred in connection with the activities hereunder, including the fees and disbursements of counsel for the Placement Agent and the travel, lodging and entertainment expenses of its personnel ("Expenses"), but not in excess of $150,000, not if the Placement Agent terminates this Agreement without cause prior to May 18, 2001 and only if less than $20,000,000 of the Securities are sold hereunder.

        SECTION 5. Conditions of Placement Agent's Obligations. The obligations of the Placement Agent to provide the Escrow Instructions are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

        (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective prior to Closing Time and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Placement Agent. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of rule 430A).

        (b) Opinion of Counsel for Company. At Closing Time, the Placement Agent shall have received the opinion, dated as of Closing Time, of O'Melveny & Myers LLP, counsel for the Company, substantially to the effect set forth in Exhibit A hereto.

        (c) Opinion of Counsel for Placement Agent. At Closing Time, the Placement Agent shall have received the favorable opinion, dated as of Closing Time, of Fenwick & West LLP, counsel for the Placement Agent, to the effect set forth in Exhibit B hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of California and the federal law of the United States, upon the opinions of counsel reasonably satisfactory to the Placement Agent. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

        (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Placement Agent shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

        (e) Accountant's Comfort Letter. At the time of the effectiveness of the Registration Statement, the Placement Agent shall have received from each of KPMG LLP and Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Placement Agent, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (f) Bring-down Comfort Letter. At Closing Time, the Placement Agent shall have received from each of KPMG LLP and Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

        (g) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

        (h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

        (i) Additional Documents. At the Closing Time, counsel for the Placement Agent shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Placement Agent and counsel for the Placement Agent.

        SECTION 6. Indemnification.

        (a) Indemnification of Placement Agent. (1) The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any document, including without limitation any information furnished or made available by the Company (directly, through the Placement Agent, or otherwise) to any offeree of the Securities or any of their representatives or in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Placement Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; and

            (iv) against any and all losses, claims, damages and liabilities arising out of any transaction contemplated by this Agreement.

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that the Company will not be liable under clause (iv) hereof to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted from the Placement Agent's bad faith or gross negligence.

        (b) Indemnification of Company, Directors and Officers. The Placement Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Placement Agent, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time the Indemnified Party shall have requested an indemnifying party to reimburse the Indemnified Party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses such Indemnified Party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the Indemnified Party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

        SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the offering of the Securities pursuant to this Agreement (whether or not the offering is consummated) or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Placement Agent on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company on the one hand and the Placement Agent on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same proportion as the total value received or contemplated to be received (before deducting expenses) by the Company as a result of or in connection with the offer and sale of the Securities bears to the total Placement Fee paid or contemplated to be paid.

        The relative fault of the Company on the one hand and the Placement Agent on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the aggregate Placement Fee actually paid to the Placement Agent under this Agreement exceeds the amount of damages that the Placement Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls the Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Placement Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

        SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties, indemnities and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Placement Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Investors.

        SECTION 9. Termination of Agreement.

        (a) Termination; General. The Placement Agent may terminate this Agreement and all of its obligations hereunder, with cause, upon ten days' notice to the Company. Either the Placement Agent or the Company may terminate this Agreement, with or without cause, at any time after May 18, 2001 upon ten days' notice to the Placement Agent. Neither the Placement Agent nor the Company may terminate this Agreement prior to May 18, 2001 without cause.

        (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 2, 6, 7, 8, 10 and 12 shall survive such termination and remain in full force and effect. Within ten days of such termination, if at least $20,000,000 of the Securities have not been sold, the Company will reimburse the Placement Agent for the Expenses, but not in excess of $150,000 (reduced by the amount of any Expenses previously reimbursed).

        (c) Loss of Rights of First Refusal. Notwithstanding any contrary provision in this Agreement, if the Company terminates this Agreement pursuant to Section 9(a) hereof, the Placement Agent shall lose its rights under Sections 2(a), (c) and (d) hereof and, if the Placement Agent terminates this Agreement pursuant to Section 9(a) hereof, the Placement Agent shall lose its rights under Sections 2(a), (c), (d) and (e) hereof.

        SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Placement Agent shall be directed to the Placement Agent at North Tower, World Financial Center, New York, New York 10281-1201, Attn: Gary Dolan, Esq.; 101 California Street, Suite 1420, San Francisco, California 94111, Attn: Julie Levenson; 5500 Sears Tower, Chicago, Illinois 60606, Attn: Steven Moss; and notices to the Company shall be directed to it at 58 Discovery, Irvine, California 92618, attention of Alex Aydin.

        SECTION 11. Parties. This Agreement shall each inure to the benefit of and be binding upon the Placement Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Placement Agent and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Placement Agent and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

        SECTION 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 13. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Placement Agent and the Company in accordance with its terms.


                                               Very truly yours,

                                               PROCOM TECHNOLOGY, INC.


                                               By
                                                  ------------------------------
                                                  Title:

CONFIRMED AND ACCEPTED, as of the
  date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED

By
   ------------------------------------
           Authorized Signatory

                                   SCHEDULE A

                              List of Subsidiaries


          Procom Technology FSC
          Megabyte Computerhandels AG
          Invincible Technology Acquisition Corp.
          Procom AG
          Procom SPA
          Procom Technology, UK
          Scofima Software S.r.l.




                                     Sch A-1

                                                                       Exhibit A

                       FORM OF OPINION OF COMPANY'S COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)


                                 March __, 2001


Merrill Lynch & Co.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
  As Placement Agent
North Tower
World Financial Center
New York, New York 10281-1209

        Re: Sale of Up to $35,000,000 of Common
            Stock of Procom Technology, Inc.

Ladies and Gentlemen:

        We have acted as counsel to Procom Technology, Inc., a California corporation (the "Company"), in connection with the issuance and sale by the Company of up to $35,000,000 of its Common Stock, $.01 par value (the shares comprising such amount being referred to as the "Company Shares"). This opinion is being delivered to you pursuant to Section 5(b) of the Placement Agency Agreement dated February 28, 2001 between the Company and you (the "Placement Agreement"). The terms used herein without definition shall have the meanings given those terms in the Placement Agreement.

        In our capacity as counsel to the Company, we have examined originals or copies of those corporate and other records and documents we considered appropriate. As to relevant factual matters, we have relied upon, among other things, the Company's factual representations in the Company Certificate dated March __, 2001 (the "Company Certificate"), a copy of which has been delivered to you. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

        We have examined the registration statement on Form S-3, File No. 333-_______, filed by the Company with the Securities and Exchange Commission (the "Commission") for the purpose of registering the sale of the Company Shares under the Securities Act of 1933, as amended (the "Act"), [any Amendments to the Registration Statement(1)] and the prospectus, dated March __, 2001. The registration statement, as amended, and the prospectus, excluding the documents incorporated in them by reference, are herein referred to as the "Registration Statement" and the "Prospectus," respectively. We also have examined the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2000, its Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2000, and its Current Reports on Form 8-K filed with the Commission on November 3, 2000 and January 12, 2001 (collectively, the "Incorporated Documents").

--------
1 To be identified as applicable.

        On the basis of such examination and our consideration of those questions of law we have considered relevant, our reliance upon the assumptions in this opinion, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

        (i) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of California.

        (ii) The Company has the corporate power and corporate authority to own, lease and operate its properties and conduct its business as described in the Prospectus.

        (iii) The authorized capital stock of the Company consists of 65,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. Holders of the capital stock of the Company are not entitled to any preemptive or other right to subscribe to any additional shares of the Company's capital stock under the Company's Articles of Incorporation or Bylaws.

        (iv) The Company Shares to be sold by the Company have been duly authorized and will be, upon issuance and delivery against payment therefor in accordance with the terms of the applicable Subscription Agreements, validly issued, fully paid and non-assessable. No personal liability for the debts of the Company will be imposed on any holders of the Company Shares under the laws of the State of California solely as a result of the ownership of such Company Shares.

        (v) The Company has the corporate power and corporate authority to enter into the Placement Agreement, to issue, sell and deliver the Company Shares to the Placement Agent and/or the purchasers of the Company Shares pursuant to the applicable Subscription Agreements and to perform its obligations under the Placement Agreement.

        (vi) The execution, delivery and performance of the Placement Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the Placement Agreement has been duly and validly executed and delivered by the Company. Assuming the due authorization, execution and delivery by you, the Placement Agreement constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity, contribution and advancement of expenses may be limited by applicable law, and except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

        (vii) The Registration Statement has been declared effective under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or are pending or threatened; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b).

        (viii) The Registration Statement, on the date it was filed, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the Act and the related rules and regulations in effect at the date of filing, except that we express no opinion concerning the financial statements and other financial information contained or incorporated by reference therein. The Incorporated Documents, on the respective dates they were filed, appeared on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q and Form 8-K, as the case may be, under the Securities Exchange Act of 1934, as amended, and the related rules and regulations in effect at the respective dates of their filing, except that we express no opinion concerning the financial statements and other financial information contained therein.

        (ix) The statements in the Prospectus under the caption "Description of Capital Stock - Common Stock," insofar as they summarize provisions of the Company's Articles of Incorporation and Bylaws, are correct in all material respects.

        (x) The form of certificate evidencing the Company's Common Stock, par value $.01 per share, complies with the California General Corporation Law and with any applicable requirements of the Company's Articles of Incorporation or Bylaws.

        (xi) To our knowledge, (a) no legal or governmental actions, suits or proceedings are pending or threatened to which the Company is a party or to which the property of the Company is subject that are required to be described in the Registration Statement or the Prospectus and (b) no contract or other document is required to be filed as an exhibit to the Registration Statement that has not been filed as required.

        (xii) The execution, delivery and performance of the Placement Agreement and the issuance of the Company Shares to be sold by the Company will not result in any violation of or conflict with the Company's Articles of Incorporation or Bylaws or violate or conflict with any applicable statute, rule or regulation known to us, or, to our knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company.

        (xiii) No order, consent, permit or approval of any California or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to the transactions of the type contemplated hereby, is required on the part of the Company for the execution and delivery of, and performance of its obligations under, the Placement Agreement or the issuance and sale of the Company Shares to be sold by the Company, except such as have been obtained under the Act and such as may be required under state or other securities or Blue Sky laws governing the purchase or distribution of the Company Shares.

        In connection with our participation in conferences in connection with the preparation of the Registration Statement and the Prospectus, we have not independently verified the accuracy, completeness or fairness of the statements contained or incorporated therein, and the limitations inherent in the examination made by us and the knowledge available to us are such that we are unable to assume, and we do not assume, any responsibility for such accuracy, completeness or fairness, except as otherwise specifically stated in paragraphs
(viii) and (ix) above. However, on the basis of our participation in conferences in connection with the preparation of the Registration Statement and the Prospectus, and relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company, we do not believe that the Registration Statement and the Incorporated Documents, considered as a whole as of the effective date of the Registration Statement, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading, and we do not believe that the Prospectus and the Incorporated Documents, considered as a whole on the date hereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. However, we express no opinion or belief as to any document filed by the Company under the Securities Exchange Act of 1934, as amended, whether before or after the effective date of the Registration Statement, except to the extent that any such document is an Incorporated Document read together with the Registration Statement or the Prospectus and considered as a whole, nor do we express any opinion or belief as to the financial statements and other financial information contained or incorporated by reference in the Registration Statement, the Prospectus or the Incorporated Documents.

        Our opinion in paragraph (vi) above as to the enforceability of the Placement Agreement is subject to the unenforceability under certain circumstances of choice of law provisions.

        We have, with your approval, assumed that the certificates for the Company Shares conform to the specimens examined by us, that the signatures on all documents examined by us are genuine, that all items submitted to us as originals are authentic, that all items submitted to us as copies conform to the originals, and that you are authorized to execute and deliver and did execute and deliver the Placement Agreement, assumptions which we have not independently verified.

        Our use of the terms "known to us," "to our knowledge," or similar phrases to qualify a statement in this opinion means that those attorneys in this firm who have given substantive attention to the representation described in the introductory paragraph of this opinion do not have current actual knowledge that the statement is inaccurate. Such terms do not include any knowledge of other attorneys within our firm (regardless of whether they have represented or are representing the Company in connection with any other matter) or any constructive or imputed notice of any matters or items of information. We have not undertaken any independent investigation to determine the accuracy of such statements; and no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company in connection with this opinion letter or in other matters.

        This opinion is furnished by us as counsel to the Company to you as the Placement Agent in connection with the sale of the Company Shares and to the purchasers of the Company Shares from the Company, is solely for your benefit and the benefit of such purchasers and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.


                                           Respectfully submitted,

                                                                       Exhibit B


                  FORM OF OPINION OF PLACEMENT AGENT'S COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)

        (i) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of California.

        (ii) The Company has corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Placement Agency Agreement.

        (iii) The Securities have been duly authorized for issuance and sale in accordance with the Placement Agency Agreement and, when issued and delivered by the Company pursuant to the Subscription Agreements against payment of the consideration set forth in the Prospectus, will be validly issued and fully paid and non-assessable.

        (iv) The issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company arising under the articles of incorporation or bylaws of the Company.

        (v) The Placement Agency Agreement has been duly authorized, executed and delivered by the Company.

        (vi) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; the Prospectus has been filed pursuant to Rule 424(b) within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

        (vii) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information, as applicable, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedule included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

        (viii) The form of certificate used to evidence the Common Stock complies in all material respects with the California General Corporate Law and with any applicable requirements of the charter and by-laws of the Company.

        (ix) The information in the Prospectus under "Description of Capital Stock - Common Stock" to the extent that it constitutes summaries of the Company's charter and bylaws has been reviewed by us and is correct in all material respects.

        Nothing has come to our attention that would cause us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information (except for financial statements and schedule and other financial data included or incorporated by reference therein, as to which we need make no statement), on the date of such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedule and other financial data included or incorporated by reference therein, as to which we need make no statement), on the date of the Prospectus, on the date of any such amended or supplemented prospectus or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                      B-1